Exhibit 23(a)

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Cordis Corporation on Form S-8 of our report relating to Cordis Corporation dated August 10, 1993 appearing in the Annual Report on
Form 10-K for the year ended June 30, 1993.



DELOITTE & TOUCHE
Miami, Florida
May 26, 1994

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